UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2005

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Annual Incentive Awards

     On February 21, 2005, PolyOne Corporation’s Compensation and Governance Committee of the Board of Directors (the “Committee”) approved annual cash incentive awards for 2004 under PolyOne’s Senior Executive Annual Incentive Plan to certain executive officers of PolyOne, including named executive officers. The Committee approved the following awards to the named executive officers of PolyOne:

Name	Annual Incentive
Year-end Payment
Thomas A. Waltermire	$757,374
V. Lance Mitchell	$180,965
Michael L. Rademacher	$182,571
Wendy C. Shiba	$209,065
W. David Wilson	$214,753

     These named executive officers also previously received a mid-year payment of their annual incentive awards earlier in the year, which amounts are not included above. The performance measures relevant to the cash bonus determination for fiscal year 2004 were targeted levels of business unit operating income and total company cash flow for Messrs. Mitchell and Rademacher and total company operating income, total company cash flow and debt reduction for Messrs. Waltermire and Wilson and Ms. Shiba. The annual incentive awards were based on the Committee’s determination of the extent to which the performance measures for fiscal year 2004 had been achieved. The Senior Executive PolyOne Annual Incentive Plan has been previously filed by the Company as an exhibit to its Annual Report on Form 10-K.

Non-employee Director Compensation

     On February 22, 2005, the Board of Directors of PolyOne Corporation (the “Board”) established the total base compensation for non-employee Directors as $100,000 to be paid 50% in cash and 50% in share awards. This amount will consist of an annual cash retainer of $50,000 and an annual share award of $50,000. An additional annual cash retainer for the Non-executive Chairman remains at $200,000. Newly elected non-employee Directors will receive a share award of 8,500 shares of PolyOne common stock upon their election to the Board.

     The Board also established the following fees for non-employee Directors’ service on the Board: additional annual cash retainer for the Audit Committee Chairman — $10,000; additional annual cash retainer for the Compensation and Governance Committee Chairman — $10,000; additional annual cash retainer for the Financial Policy Committee Chairman — $5,000; additional annual cash retainer for the Environmental, Health and Safety Committee Chairman — $5,000; and meeting fee for each Board or committee meeting that is not on the regular annual schedule of meetings — $2,000 (in-person meetings), $1,000 (significant telephonic meetings).

     The new compensation arrangements for the non-employee Directors will take effect on April 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005	POLYONE CORPORATION
	By:	/s/ Wendy C. Shiba
		Name:	Wendy C. Shiba
		Title:	Vice President, Chief Legal Officer and Secretary